UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Illumina, Inc.

(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)
Delaware		33-0804655
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122

(Address of principal executive offices) (Zip code)

(858) 202-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2024 (the “Distribution Date”), Illumina, Inc. (“Illumina” or the “Company”) completed the previously announced distribution to its stockholders of approximately 85.5% of the outstanding shares of GRAIL, Inc. (“GRAIL”) (the “Spin-Off”). The distribution was made in the amount of one share of GRAIL’s common stock for every six shares of the Company’s common stock (the “Distribution”) owned by the Company’s stockholders as of 5:00 p.m. New York time on June 13, 2024, the record date of the Distribution.

On June 21, 2024, in connection with the Spin-Off, the Company entered into several agreements with GRAIL that set forth the principal actions taken or to be taken in connection with the Spin-Off and that govern the relationship of the parties following the Spin-Off, including the following:

•	a Separation and Distribution Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement;

•	a Stockholder and Registration Rights Agreement; and

•	a Fourth Amendment to the Amended and Restated Supply and Commercialization Agreement.

Summaries of the material terms and conditions of each of the foregoing agreements can be found in the section entitled “Certain Relationships and Related Party Transactions” of GRAIL’s information statement, dated June 3, 2024, which was included as Exhibit 99.1 to GRAIL’s Current Report on Form 8-K filed on June 3, 2024 and which summaries are incorporated herein by reference. The summaries of the Separation and Distribution Agreement, Tax Matters Agreement, Employee Matters Agreement, Stockholder and Registration Rights Agreement and Fourth Amendment to the Amended and Restated Supply and Commercialization Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such Separation and Distribution Agreement, Tax Matters Agreement, Employee Matters Agreement, Stockholder and Registration Rights Agreement and Fourth Amendment to the Amended and Restated Supply and Commercialization Agreement, which are attached as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At 12:01 a.m. New York time on the Distribution Date, Illumina effected the Distribution and completed the separation of GRAIL from Illumina. As a result of the Distribution, GRAIL became an independent, publicly traded company, and Illumina retained a 14.5% ownership interest in GRAIL as of the Distribution Date. The Spin-Off was made without the payment of any consideration or the exchange of any shares by Illumina’s stockholders. The information set forth under Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 8.01	Other Events.

On June 24, 2024, the Company issued a press release announcing the completion of the Spin-Off of GRAIL. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Separation and Distribution Agreement, dated June 21, 2024, between GRAIL, LLC and Illumina, Inc.*

10.1	Tax Matters Agreement, dated June 21, 2024, between GRAIL, LLC and Illumina, Inc.

10.2	Employee Matters Agreement, dated June 21, 2024, between GRAIL, LLC and Illumina, Inc.

10.3	Stockholder and Registration Rights Agreement, Dated June 21, 2024, between GRAIL, LLC and Illumina, Inc.

10.4	Fourth Amendment to the Amended and Restated Supply and Commercialization Agreement, dated June 21, 2024, by and between Illumina, Inc. and GRAIL, LLC*

99.1	Illumina, Inc. Press Release dated June 24, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Portions of this exhibit omitted pursuant to Item 601(b)(2) and Item 601(b)(10) of Regulation S-K, as applicable. The Company agrees to furnish a supplemental and unredacted copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: June 24, 2024	By:	/s/ Charles Dadswell
	Name:	Charles Dadswell
	Title:	General Counsel and Secretary